     As Filed with the Securities and Exchange Commission on June ___, 1997

                                                  Registration No. 33-__________


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   TEAM, INC.
             (Exact name of registrant as specified in its charter)

                             1019 South Hood Street
                              Alvin, Texas  77511
                                 (713) 331-6154
          (Address and telephone number of principal executive office)

       Texas                                            74-1765729
(State of Incorporation)                 (I.R.S. Employer Identification Number)


          TEAM, INC. RESTATED NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                          (Full Title of the Plan)

                        -----------------------------

                                Margie E. Rogers
                            Secretary and Treasurer
                                   TEAM, INC.
                             1019 South Hood Street
                              Alvin, Texas  77511
                                 (713) 331-6154
            (Name, address and telephone number of agent for service)

                                    Copy to:

                CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN
                         Attention:  Byron L. Willeford
                         1200 Smith Street, Suite 1400
                             Houston, Texas  77002

                        -----------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                             Number of             Proposed              Proposed
       Title of               shares                maximum               maximum              Amount of
   securities being            being            offering price           aggregate           registration
      registered            registered           per share (1)        offering price              fee
-----------------------------------------------------------------------------------------------------------
 Common Stock,                60,000                $2.125               $127,500                $100
 par value $0.30
 per share
-----------------------------------------------------------------------------------------------------------
(1)    Based on market price and on stock option exercise price, and used solely to determine the registration fee in accordance with Rule 457(h) under the Securities Act of 1933.


                INCORPORATION BY REFERENCE OF CONTENTS OF PRIOR
                           S-8 REGISTRATION STATEMENT



       The contents of registrant's prior Registration Statement on Form S-8, Registration No. 33-74382, registering shares of registrant's common stock underlying options to purchase such common stock under the Team, Inc. Restated Non-Employee Directors' Stock Option Plan, are incorporated herein by reference.





                               INDEX OF EXHIBITS

       5      Opinion of Chamberlain, Hrdlicka, White, Williams & Martin.

       24(a)  Consent of Deloitte & Touche.

       24(b) Consent of Chamberlain, Hrdlicka, White, Williams & Martin is included in Exhibit 5 hereto.

       99(a)  Team, Inc. Restated Non-Employee Directors' Stock Option Plan.

       99(b) Amendment of January 9, 1997 to Team, Inc. Restated Non-Employee Directors' Stock Option Plan.





                                       2.
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                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alvin, Texas, effective June 19, 1997.

                                   TEAM, INC.


                                   By: /s/ William A. Ryan
                                      ----------------------------------------
                                           William A. Ryan
                                           Chairman of the Board and President


       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.


                          Signature                                Title                          Date


                    /s/ William A. Ryan                    Chairman of the Board,            June 19, 1997
 ---------------------------------------------------       President and Director
                        William A. Ryan                    (Principal Executive and
                                                           Financial Officer)


                    /s/ Margie E. Rogers                   Secretary and Treasurer           June 19, 1997
 ---------------------------------------------------       (Principal Accounting
                        Margie E. Rogers                   Officer)


                    /s/ George W. Harrison                 Director                          June 19, 1997
 ----------------------------------------------------
                        George W. Harrison


                    /s/ Sidney B. Williams                 Director                          June 19, 1997
 ----------------------------------------------------
                        Sidney B. Williams





                                       3.

                               INDEX OF EXHIBITS

      EXHIBIT
        NO.                        DESCRIPTION
      -------                      -----------
       5      Opinion of Chamberlain, Hrdlicka, White, Williams & Martin.

       24(a)  Consent of Deloitte & Touche.

       24(b) Consent of Chamberlain, Hrdlicka, White, Williams & Martin is included in Exhibit 5 hereto.

       99(a)  Team, Inc. Restated Non-Employee Directors' Stock Option Plan.

       99(b) Amendment of January 9, 1997 to Team, Inc. Restated Non-Employee Directors' Stock Option Plan.